Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-3 (333-262059) and related prospectus of Medicine Man Technologies, Inc. of:

•	Our report dated March 4, 2021, relating to the financial statements of Starbuds Commerce City LLC, which comprise the balance sheet as of December 31, 2019, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements appearing in Exhibit 99.1 to the Current Report on Form 8-K/A of Medicine Man Technologies, Inc. filed March 4, 2021;
•	Our report dated March 4, 2021, relating to the financial statements of Lucky Ticket LLC, which comprise the balance sheet as of December 31, 2019, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements appearing in Exhibit 99.1 to the Current Report on Form 8-K/A of Medicine Man Technologies, Inc. filed March 4, 2021;
•	Our report dated May 18, 2021, relating to the financial statements of SB Arapahoe LLC, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements appearing in Exhibit 99.1 to the Current Report on Form 8-K/A of Medicine Man Technologies, Inc. filed May 18, 2021; and
•	Our report dated May 18, 2021, relating to the financial statements of KEW LLC, which comprise the balance sheet as of December 31, 2019, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements appearing in Exhibit 99.1 to the Current Report on Form 8-K/A of Medicine Man Technologies, Inc. filed May 18, 2021.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/S/ Crowe LLP

Oak Brook, Illinois

January 31, 2022